EMPLOYMENT AGREEMENT

                            between

                       AQUARION COMPANY

                              and

                      RICHARD K. SCHMIDT

                   dated as of July 1, 1997

     THIS AGREEMENT, made effective as of July 1, 1997 by and

between AQUARION COMPANY (the "Company"), a Delaware

corporation, and RICHARD K. SCHMIDT, of 99 Governor s Lane,

Fairfield, Connecticut (the "Executive"),

                W I T N E S S E T H   T H A T :

     WHEREAS:

     1.   The Executive is a principal officer of the Company

and an integral part of its senior management who participates in the decision-making process relative to short- and long-

term planning and policy for the Company;

     2.   The Board of Directors of the Company, at its

meeting on June 24, 1997, determined that it would be in the best interests of the Company and its shareholders to assure continuity in the management of the Company's administration and operations by entering into an employment agreement to

retain the services of the Executive on an extended basis; and

     3.   The Executive is willing to continue to serve the

Company as a member of its senior management on the terms and conditions set forth herein.

     NOW, THEREFORE, it is hereby agreed by and between the

parties hereto as follows:

     1.   Employment.  The Company agrees to continue the
          ----------
 Executive in its employ, and the Executive agrees to remain in the employ of the Company, for the period stated in

Paragraph 3 hereof and upon the other terms and conditions

herein provided.

     2.   Position and Responsibilities.  During the period of
          -----------------------------
his employment hereunder, the Executive agrees to serve as

President of the Company for the period for which he is and

shall from time to time be elected, and as its Chief Executive

Officer, and to be responsible for the general management of the affairs of the Company, reporting directly to the Board of

Directors of the Company.  During said period the Executive

agrees to perform such services not
inconsistent with his position as shall from time to time be requested of him by the Board of Directors including service, if elected, as an officer and director of any subsidiary or affiliate of the

Company.

     3.   Term and Duties.
          ---------------
          (a)  Term of Employment.  The term of the
               ------------------
Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall

continue for a period of 24 full calendar months thereafter,

subject to extension as hereinafter provided.  On the first

day of each month following the date first above written, the term of the Executive's employment under this Agreement shall be automatically extended unless prior thereto the Company

shall deliver to the Executive or the Executive shall deliver to the Company written notice that such term of employment

shall not be extended, in which case such term shall end at

the expiration of the then existing term of employment under this Agreement, including any previous extensions, and shall not be further extended except by agreement of the Company and the Executive.  Any such automatic extension shall be for one additional full calendar month (for a total term upon such

extension of 24 full calendar months), unless the Executive

will attain age 65 prior to completion of 24 full calendar

months following the extension date, in which case the term of the Executive's employment under this Agreement shall

terminate on the last day of the month in which the Executive attains age 65.

          (b)  Duties.  During the period of employment
               ------
hereunder and except for illness or incapacity and reasonable vacation periods (which shall not be less than 20 days in any calendar year), the Executive's business time, attention,

skill and efforts shall be exclusively
devoted to the business and affairs of the Company and its subsidiaries;

provided, however, that nothing in this Agreement shall preclude the

Executive from devoting time during reasonable periods

required for:

  (i)     serving as an officer, director or member of a

          committee of any company or organization involving

          no conflict of interest with the Company or any of

          its subsidiaries or affiliates,

 (ii)     delivering lectures and fulfilling speaking

          engagements, and

(iii)     engaging in charitable and community activities,

          provided that such activities do not materially

          affect or interfere with the performance of the

          Executive's obligations to the Company.

     4.   Compensation.
          ------------
          (a)  For all services rendered by the Executive in

any capacity during employment under this Agreement, including services as an executive, officer, director, or member of any committee of the Company or any subsidiary or affiliate

thereof, the Company shall pay the Executive a minimum base

annual salary equal to $240,000.  The Board of Directors of

the Company may increase the Executive s minimum base annual salary during the term of this Agreement, and, when increased,

such higher amount shall then be the minimum base annual

salary hereunder; such minimum base annual salary shall not be reduced below the highest minimum base annual salary fixed

from time to time by the Board of Directors of the Company.

Such salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less

frequently than monthly.

          (b)  Executive shall be entitled to participate in

the Company s annual incentive plan or any Company incentive or bonus plan covering some or all of its executive officers that is in effect during the period of his employment

hereunder and to receive benefits thereunder on a basis

consistent with the overall administration and intent of any such plan and with past practice, if any, under such plan.

          (c)  Nothing in this Agreement shall preclude or

affect any rights or benefits that may now or hereafter be

provided for the Executive or for which the Executive may be or become eligible under any other form of compensation or

employee benefit plan now existing or that may hereafter be

adopted or awarded by the Company or mandated by law.

Specifically, the Executive shall:

  (i)     participate in the Company's Retirement Plan as well

          as any related program under any "excess benefit

          plan" that may be adopted during the period of the

          Executive's employment hereunder and in which the

          Executive is designated by the Company's Board of

          Directors to participate (hereinafter referred to

          collectively as the "Retirement Program");

 (ii)     participate to the permitted extent the Executive

          wishes in The Employee Savings and Investment Plan

          of the Company and any related program under any

          excess benefit plan (hereinafter referred to

          collectively as the "Thrift and Savings Program");

(iii)     participate in any Employee Stock Ownership Plan

          that may subsequently be adopted by the Company;

 (iv)     participate in the salary continuation program in

          the event of death in accordance with Board policy

          for Company officers;

  (v)     participate in the Company's death and disability

          benefit plans and its medical, dental and health and

          welfare plans; and

 (vi)     participate in equivalent successor plans of the

          Company for which senior management employees are

          eligible;

provided, however, that, subject to Paragraph 7(c)(iv),

nothing in this Agreement shall preclude the Company from

amending or terminating any such plan or program, on the

condition that such amendment or termination is applicable to all of the Company's senior management employees generally.

     5.   Business Expenses.  The Company shall pay or
          -----------------
reimburse the Executive for all reasonable travel and other

expenses incurred in connection with the performance of the

Executive's duties under this Agreement in accordance with

such procedures as the Company may from time to time

establish.  The Company further agrees to furnish the

Executive with a private office and a private secretary and

such other assistance and accommodations, including an

automobile and appropriate club memberships in Connecticut and

North Carolina, as shall be suitable to the character of the

Executive's position with the Company and adequate for the

performance of the Executive's duties under this Agreement.

     6.   Additional Benefits.  Nothing in this Agreement
          -------------------
shall affect the Executive's eligibility to participate in all group health, dental, hospitalization, life, travel or

accident or other insurance plans or programs and all other

perquisites, fringe benefits or retirement plans or additional compensation, including termination pay programs, which the

Company may now or hereafter, in its sole and absolute

discretion, make available to its senior management employees generally, and the Executive shall be eligible to receive,

during the period of employment under this Agreement, all

benefits and emoluments for which key employees are eligible under every such plan, program, perquisite or arrangement to the extent permissible under the general terms and provisions thereof.

     7.   Termination of Employment.  Notwithstanding any
          -------------------------
other provision of this Agreement, the Executive's employment under this Agreement may be terminated:

          (a)  by the Company, in the event of the Executive's

conviction of, or plea of nolo contendere to, a felony or

crime involving moral turpitude or perpetration of a common

law fraud which has resulted or is likely to result in

material economic damage to the Company or any of its

subsidiaries, by written notice to the Executive, specifying the event relied upon for such termination;

          (b)  by either the Company or the Executive, if the

Executive accepts employment or a consulting position with

another company; or

          (c)  by the Executive, in the event of any (i)

failure to elect or reelect or to appoint or reappoint the

Executive to the offices of President and Chief Executive

Officer of the Company or other material change by the Company of the Executive's functions, duties or
responsibilities which change would cause the Executive's position with the Company to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in

Paragraph 2 above, (ii) assignment or reassignment by the

Company or by one of its subsidiaries of the Executive to

another place of employment outside of Fairfield County,

Connecticut, (iii) the occurrence of a Change of Control, as defined in subparagraph (d) below, or (iv) reduction in the

Executive's total compensation and benefits, as specified in

Paragraph 4 above and as currently provided, or other material breach of this Agreement by the Company or any of its

subsidiaries, by 30 days written notice to the Company,

specifying the event relied upon for such termination and

given within 180 days after such event.

     (d)  For purposes of this Agreement, a "Change of

          Control" shall mean the occurrence of any of

          the following events:

     (i)  the acquisition by any individual, entity, or group

          (within the meaning of  Section 13(d)(3) or Section

          14(d)(2) of the Securities Exchange Act of 1934, as

          amended (hereinafter referred to as the "Exchange

          Act")) (hereinafter referred to as a "Person") of

          beneficial ownership (within the meaning of Rule 1

          3d-3 promulgated under the Exchange Act) of twenty

          percent (20%)or more of either (A) the then

          outstanding shares of common stock of the Company

          (hereinafter referred to as the "Outstanding Company

          Common Stock"), or (B) the combined voting power of

          the then outstanding voting securities of the

          Company entitled to vote generally in the election

          of directors (hereinafter referred to as the

          "Outstanding Company Voting Securities"); provided,

          however, that for purposes of this subparagraph (i),

          the following acquisitions shall not constitute a

          Change of Control: (A) any acquisition directly from

          the Company; (B) any acquisition by the Company; (C)

          any acquisition by any employee benefit plan (or

          related trust) sponsored or maintained by the

          Company or any corporation controlled by the

          Company; or (D) any acquisition by any corporation

          pursuant to a transaction which complies with

          subparagraphs (A), (B), and (C) of subparagraph

          (iii) below; or

          (ii) individuals who, as of the date of this Plan,

               constitute the Board of Directors (hereinafter

               referred to as the "Incumbent Board") cease for

               any reason to constitute at least a majority of

               the Board; provided, however, that any

               individual becoming a director subsequent to

               the date of this Agreement whose election, or

               nomination for election by the Company's

               shareholders, was approved by a vote of at

               least a majority of the directors then

               comprising the Incumbent Board shall be

               considered as though such individual were a

               member of the Incumbent Board, but excluding,

               for this purpose, any such individual whose

               initial assumption of office occurs as a result

               of an actual or threatened election contest

               with respect to the election or removal of

               directors or other actual or threatened

               solicitation of proxies or consents by or on

               behalf of a Person other than the Board;

          (iii)     consummation of a reorganization, merger,

                    or consolidation or sale or other

                    disposition of all or substantially all of

                    the assets of the Company or the

                    acquisition of assets of another

                    corporation (hereinafter referred to as a

                    "Business Combination"), in each case,

                    unless, following such Business

                    Combination, (A) all or substantially all

                    of the individuals and entities who were the

                    beneficial owners, respectively, of the Outstanding

                    Company Common Stock and Outstanding Company

                    Voting Securities immediately prior to such

                    Business Combination benefically own, directly or

                    indirectly, more than eighty percent (80%) of,

                    respectively, the then outstanding shares of

                    common stock and the combined

                    voting power of the then outstanding

                    voting securities entitled to vote

                    generally in the election of directors, as

                    the case may be, of the corporation

                    resulting from such Business Combination

                    (including, without limitation, a

                    corporation which as a result of such

                    transaction owns the Company or all or

                    substantially all of the Company's assets

                    either directly or through one or more

                    subsidiaries) in substantially the same

                    proportions as their ownership,

                    immediately prior to such Business

                    Combination of the Outstanding Company

                    Common Stock and Outstanding Company

                    Voting Securities, as the case may be, (B)

                    no Person (excluding any corporation

                    resulting from such Business Combination

                    or any employee benefit plan (or related

                    trust) of the Company or such corporation

                    resulting from such

                    Business Combination) beneficially owns, directly

                    or indirectly, twenty percent (20%) or more of,

                    respectively, the then outstanding shares

                    of common stock of the corporation

                    resulting from such Business Combination

                    or the combined voting power of the then

                    outstanding voting securities of such

                    corporation except to the extent that such

                    ownership existed prior to the Business

                    Combination, and (C) at least a majority

                    of the members of the board of directors

                    of the corporation resulting from such

                    Business Combination were members of the

                    Incumbent Board at the time of the

                    execution of the initial agreement, or of

                    the action of the Board, providing for

                    such Business Combination;

          (iv)  approval by the shareholders of the Company of

                a complete liquidation or dissolution of the

                Company.

     8.   Payments Upon Termination of Employment.  In the
          ---------------------------------------
event of any termination by the Executive pursuant to

Paragraph 7(c) above, or in the event the Executive's

employment under this Agreement is terminated by the Company for any reason other than one of those specified in Paragraphs

7(a) or 7(b) above, the Company shall, as liquidated damages or severance pay, or both, promptly pay to the Executive and provide the Executive and the dependents, beneficiaries and

estate of the Executive as follows:

          (a)  The Company shall pay the Executive in equal

monthly installments over the unexpired portion of the term of employment provided for in Paragraph 3(a) above or, at the

Company's option, in a lump sum calculated without any

discount,  a cash amount equal to the
excess of (i) the salary provided in Paragraph 4(a) above, including the increases therein provided, for the unexpired portion of the term of employment provided for in Paragraph 3(a) above (commencing

with the month in which termination shall have occurred) less the amounts, if any, the Executive would have paid in cash in respect of employee benefits provided for in Paragraph 4(c)(v)

above if the Executive were still employed, over (ii) the

amounts, if any, paid to the Executive pursuant to any

severance or termination pay program or arrangement of the

Company or any of its subsidiaries; provided, however, if the

Executive s termination occurs after a Change of Control, such payment shall be in the form of a lump sum, calculated without any discount.

          (b)  The Company shall also pay the Executive in a

lump sum a cash amount equal to the average incentive award

earned by the Executive in accordance with the provisions of the Company s annual incentive plan over the two calendar

years immediately preceding the Executive s termination.

          (c)  The Company shall also pay the Executive a lump

sum cash amount equal to the sum of (i) and (ii), where (i) is the present value of the aggregate contributions or payments,

if any, that would have been made by the Company or any of its subsidiaries under the Thrift and Savings Program and Employee

Stock Ownership Plan described in Paragraph 4(c)(ii) and (iii)

above or any successor program of the Company in effect on the date on which termination shall have occurred, if the

Executive had continued to be employed, and to participate on a fully vested basis in the Thrift and Savings Program and

Employee Stock Ownership Plan or such successor programs to

the same extent as the Executive participated for the last month during which the Executive was permitted to participate,

during the unexpired portion of the term of employment

provided for in Paragraph 3(a) above at an annual rate of

compensation equal to that used to calculate the payments

provided by Paragraph 8(a) above; and (ii) is the value, if

any, of that portion of the Executive s accounts under the

Thrift and Savings Program and Employee Stock Ownership Plan

or such successor programs that would not have been forfeited upon the Executive s termination of employment if the

Executive s service with Industrial and Environmental

Analysts, Inc. had been taken into account for vesting

purposes under said Thrift and Savings Program, Employee Stock

Ownership Plan or successor plans.

          (d)  For purposes of calculating the lump sum cash

payments provided by Paragraph 8 (c) above, present value

shall be determined by using a discount factor equal to one

percentage point below the prime rate as published in The Wall

Street Journal as of the date on which termination shall have occurred.

          (e)  For the unexpired portion of the term of the

Executive s employment provided for in Paragraph 3(a) above

(commencing with the month in which termination shall have

occurred), the Executive shall continue to be entitled to all employee benefits provided for in Paragraph 4(c)(v) above as may be in effect on the date of termination, as if the

Executive were still employed during such period under this

Agreement, with benefits based upon the compensation used to calculate the payments provided by Paragraph 8(a) above, and if and to the extent that such benefits shall not be payable or provided under any such plan, the Company shall pay or

provide such benefits on an individual basis.  The medical,

dental, health and
welfare benefits provided for in Paragraph

4(c)(v) above, in accordance with this Paragraph 8(e) shall be secondary to any comparable benefits provided by another

employer provided that an appropriate refund is made of any

reduction in the amount paid pursuant to Paragraph 8(a)(i)

which had assumed that such benefits would be primary.

          (f)  All stock options granted to the Executive

pursuant to the Company's stock option plan shall become

immediately vested and exercisable, to the extent permitted by said plan.


     9.   Supplemental Pension Benefit.
          ----------------------------
          (a)  In recognition of the Executive s past service

to the Company, upon termination of the Executive s employment with the Company for any reason during the term of this

Agreement, the Company shall pay to the Executive an annual

supplemental pension benefit having a value equal to the

excess of (i) over (ii), where:

          (i)  is the aggregate annual benefit that would be

          payable to the Executive under the Retirement

          Program described in Paragraph 4(c)(i) above as a

          life annuity as of the date of termination of the

          Executive s employment, calculated by: (A) giving

          the Executive credit for his service with Industrial

          and Environmental Analysts, Inc. for eligibility,

          vesting and benefit purposes under the Retirement

          Program; (B) crediting the Executive with service

          for the unexpired portion of the term of the

          Executive s employment provided for in Paragraph

          3(a) above if the Executive is entitled to payments

          upon termination of employment pursuant to Paragraph

          8 above; and (C) doubling the Executive's service, as increased pursuant to (A) and (B) above, for benefit purposes under the Retirement Program,

          including without limitation, for purposes of

          determining any reductions in benefits under the

          Retirement Program on account of the Executive's

          retirement before having attained normal retirement

          age under the Retirement Program; and

          (ii) is the annual benefit payable to the Executive

          under the Retirement Program as a life annuity as of

          the date of the Executive s termination of

          employment, calculated in accordance with the terms

          of the Retirement Program.

If the Executive is entitled to credit for service for the

unexpired portion of the term of the Executive s employment

pursuant to clause (a)(i)(B) of this Paragraph 9, for purposes of calculating the Executive s supplemental pension benefit

under this Paragraph 9,  the Executive shall be presumed to

have continued employment for the unexpired portion of the

term of the Executive s employment at an annual rate of

compensation equal to the sum of the amounts used to calculate the payments provided by clauses (a) and (b) of Paragraph 8

above.

          (b)  The actuarial equivalent of the supplemental

pension benefit payable under clause (a) of this Paragraph 9 shall be paid in the same form of benefit applicable to the

Executive and his joint annuitant, if any, under the

Retirement Program and shall commence at the same time payment to the Executive commences under the Retirement Program.

Actuarial equivalency shall be determined in the same manner as provided under the Retirement Program.

          (c)  In the event of the Executive s death before

payment of the supplemental pension benefit under this

Paragraph 9 commences, if the spouse of the Executive is

entitled to a
death benefit under the Retirement Program, the

Executive s spouse shall be entitled to receive from the

Company a death benefit with respect to the supplemental

pension benefit provided under this Paragraph 9 equal to the difference between (i) the death benefit that would be payable to the Executive s spouse under the Retirement Program as of the date of the Executive s death if such benefit were

calculated based on the benefit described in clause (a) of

this Paragraph 9; and (ii) the death benefit actually payable to the Executive s spouse under the Retirement Program as of the date of the Executive s death, calculated in accordance

with the terms of the Retirement Program.  Notwithstanding

anything in this Agreement to the contrary, no death benefit other than that set forth in this clause (c) shall be payable with respect to the supplemental pension benefit payable under this Paragraph 9 if the Executive dies prior to the

commencement of benefit payments under this Paragraph 9.  In the event of the Executive s death after payment of the

supplemental pension benefit under this Paragraph 9 has

commenced, payment shall be made as specified pursuant to the benefit arrangement in force with respect to the deceased

Executive.

     10.  Section 280G Limit.  Notwithstanding any other
          ------------------
provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (collectively,

the "Total Payments") would, in the determination of the

independent certified public accounting firm then retained by the Company (the "Tax Advisor"), not be deductible (in whole or in part) by the Company as a result of Section 280G of the

Internal Revenue Code of 1986, as amended (the "Code"), or any successor to such Section,
payments and benefits pursuant to this Agreement shall be reduced until no portion of the Total Payments is not deductible as a result of

Section 280G of the Code, or payments and benefits pursuant to this

Agreement are reduced to zero.  For purposes of this limitation, (a) no portion of the Total Payments the receipt of which the

Executive, in the determination of the Tax Advisor, shall have effectively waived prior to the date which is 15 days

following termination of employment and prior to the earlier of the date of constructive receipt and the date of payment

thereof shall be taken into account; and (b) any reduction in the payments and benefits pursuant to this Paragraph shall be made from the payments and benefits to be made pursuant to

clauses (a), (b), (c), (e) and (f) of Paragraph 8 and clause

(a) of Paragraph 9, in such order as may be determined by the

Executive, except to the extent that such payments and

benefits, in the determination of the Tax Advisor, are

reasonable compensation within the meaning of Section 280G of the Code.  The determination of the Tax Advisor as to the

deductibility of the Total Payments shall be completed not

later than 45 days following the Executive's termination of

employment, and such determination shall be communicated in

writing to the Company, with a copy to the Executive, within said 45-day period.  The determination of the Tax Advisor as to the deductibility of the Total Payments shall be deemed

conclusive and binding on the Company and the Executive.  The

Company shall pay the fees and other costs of the Tax Advisor hereunder.

     11.  Source of Payments; Interest.  All payments provided
          ----------------------------
for in Paragraphs 4, 5, 6, 8 and 9 above shall be paid in cash from the general funds of the Company.  Any benefits payable under this Agreement shall be "unfunded," as that term is used in any applicable sections of the

Employee Retirement Income Security Act of 1974, as amended, with respect to unfunded arrangements maintained primarily for the purpose of providing deferred compensation to a select group of management or

highly compensated employees.  The Company shall not be

required to segregate or earmark any of its assets for the

benefit of the Executive or his spouse or other beneficiary,

and each such person shall have only a contractual right

against the Company for benefits under this Agreement. Any

payments not made within 30 days after termination of the

Executive s employment or such time as they may otherwise be due hereunder shall bear interest at the interest rate used to establish the discount factor provided for in Paragraph 8(d).

     12.  Litigation Expenses.
          -------------------
               In the event of any litigation, arbitration or

other proceeding between the Company and the Executive with

respect to the subject matter of this Agreement and the

enforcement of rights hereunder, the Company shall reimburse the Executive for all reasonable costs and expenses relating to such litigation, arbitration or other proceeding, including reasonable attorneys' fees and expenses, provided that such

litigation, arbitration or proceeding results in any:

     (i)  settlement requiring the Company to make a payment

          to the Executive, or

     (ii) judgement or order in favor of the Executive

          enforcing any provision of this Agreement or

          awarding any payment or other consideration to the

          Executive, regardless of whether such
          judgement or order is subsequently reversed on appeal or in a collateral proceeding.

In no event shall the Executive be required to reimburse the

Company for any of the costs and expenses relating to such

litigation, arbitration or other proceeding. The obligation of the Company under this Paragraph 10 shall survive the

termination for any reason of this Agreement (whether such

termination is by the Company, by the Executive, upon the

expiration of this Agreement or otherwise).

     13.  Income Tax Withholding.  The Company may withhold
          ----------------------
from any payments made under this Agreement all federal,

state, city or other taxes as shall be required pursuant to

any law or governmental regulation or ruling.

     14.  Non-Disclosure of Proprietary Information.  The
          -----------------------------------------
Executive will gain, with respect to the Company and its

affiliates, detailed knowledge of all affairs, trade secrets,

discoveries, plans, development work in process, cost

information, outstanding bid and bid proposal information,

customer requirements, contractual provisions, employee

capabilities and proposed marketing initiatives, other

confidential information and the like (the "Proprietary

Information") in the course of the Executive's employment

hereunder and under any prior employment agreement with the

Company or an affiliate, and the Executive will necessarily

continue to have the fullest knowledge of such matters.

Disclosure to or utilization of such knowledge and Proprietary

Information to any person, firm, business, organization,

corporation, agency or other entity, whether or not engaged in any line of business competing in any respect with the

business of the Company as now constituted, or as the same may be developed will
cause irreparable injury and damage to the

business of the Company.  The Executive covenants and agrees that he will not at any time, during and after the period of his employment hereunder, except as may be required by law,

disclose any of the Proprietary Information to, or utilize

such information on behalf of, any person, firm, business,

organization, corporation, agency or other entity (other than an employee or agent of the Company entitled to receive the

same).  The Executive's obligations under this Paragraph 14

shall not apply to information which is or becomes part of the public domain through no fault of the Executive.  Further,

upon termination of his employment hereunder, the Executive

agrees that he will deliver to the Company, or any affiliated company designated by the Company, any and all records, files,

lists or other documents containing information within the

scope of the foregoing description, including, without

limitation, the Executive's records of contracts with

customers and potential customers, and all copies of the same,

and shall not retain any copies of Proprietary Information.

     15.  Entire Understanding.  This Agreement contains the
          --------------------
entire understanding between the Company and the Executive

with respect to the subject matter hereof and supersedes any prior employment agreement between the Company and the

Executive, including the employment agreement dated as of

October 1, 1995, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to

the Executive of a kind elsewhere provided and not expressly provided in this Agreement.

     16.  Severability.  If, for any reason, any one or more
          ------------
of the provisions or part of a provision contained in this

Agreement shall be held to be invalid, illegal or

unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a

provision shall to the full extent consistent with law

continue in full force and effect.  If this Agreement is held invalid or cannot be enforced, then to the full extent

permitted by law any prior agreement between the Company and the Executive shall be deemed reinstated as if this Agreement had not been executed.

     17.  Consolidation, Merger, or Sale of Assets.  Nothing
          ----------------------------------------
in this Agreement shall preclude the Company from

consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or

acquiring entity which assumes this Agreement and all

obligations and undertakings of the Company hereunder.  Upon such a consolidation, merger or transfer of assets and

assumption, the term, "the Company", as used herein shall mean such other corporation or acquiring entity and this Agreement shall continue in full force and effect.

     18.  Notices.  All notices, requests, demands and other
          -------
communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if

delivered or mailed, postage prepaid, first class as follows:

          (a)  to the Company:

               Aquarion Company
               835 Main Street
               Bridgeport, Connecticut  06601
               Attention:  Secretary

          (b)  to the Executive:

               Richard K. Schmidt
               99 Governors Lane

               Fairfield, Connecticut 06430

or to such other address as either party shall have previously specified in writing to the other.

     19.  No Attachment.  Except as required by law, no right
          -------------
to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment,

encumbrances, charge, pledge, or hypothecation or to

execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or

involuntary, to effect any such action shall be null, void and of no effect.

     20.  Binding Agreement.  This Agreement shall be binding
          -----------------
upon, and shall inure to the benefit of, the Executive and the

Company and their respective permitted successors and assigns.

     21.  Modification and Waiver.  This Agreement may not be
          -----------------------
modified or amended except by an instrument in writing signed by the parties hereto.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any

estoppel against the enforcement of any provision of this

Agreement except by written instrument signed by the party

charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated

therein, and each such waiver shall operate only as to the

specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     22.  Headings of No Effect.  The paragraph headings
          ---------------------
contained in this Agreement are included solely for

convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this

Agreement.

     23.  Governing law.  This Agreement and its validity,
          -------------
interpretation, performance, and enforcement shall be governed by the laws of the State of Connecticut.



     IN WITNESS WHEREOF, the Company has caused this Agreement

to be executed and its seal to be affixed hereunto by its

officers thereunto duly authorized, and the Executive has

signed this Agreement, all as of the date first above written.



                                   AQUARION COMPANY
ATTEST:



 /S/LARRY L. BINGAMAN              By: /S/GEORGE W. EDWARDS
-------------------------             -------------------------
Secretary                          Its Chairman of the Board



                                      /S/RICHARD K. SCHMIDT
                                      ------------------------
                                        RICHARD K. SCHMIDT























          HART01-146489-2
                 44519-80130
                 March 23, 1998 4:29 pm